Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:

Rick Filippelli, President and CEO	Donald C. Weinberger/Diana Bittner (media)
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
1 Executive Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
866-352-5304	diana@wolfeaxelrod.com
TeamStaff Reports Fourth Quarter and Full Year Results
— Sale of Travel Healthcare Staffing Subsidiary —
Somerset, New Jersey— January 13, 2010 — TeamStaff, Inc., (NASDAQ: TSTF) a leading healthcare and logistical staffing provider serving the Federal Government, today announced its financial results for the fourth quarter and fiscal year ended September 30, 2009. As a result of the previously disclosed sale of TeamStaff Rx, which was completed on January 4, 2010, all results reported in this release have been reclassified to show TeamStaff Rx as a discontinued operation.
TeamStaff’s operating revenues for the three months ended September 30, 2009 were $11.2 million as compared to $12.5 million in the comparable quarter last year. The decrease in operating revenues from the prior year is due primarily to reduced personnel requirements and overtime restrictions at certain Government facilities. Total revenues for the three months ended September 30, 2009 were $11.2 million as compared to $19.7 million in the comparable quarter last year. Included in the three months ended September 30, 2008 is $7.2 million in revenue from certain non-recurring retroactive billings. Loss from continuing operations was $0.4 million or ($0.08) per basic share compared to income from continuing operations of $1.0 million or $0.21 per basic share in the comparable quarter last year. Adjusted to eliminate profit from certain non-recurring retroactive billings, as well as favorable tax settlements and insurance claims experience on a previously divested business in the fourth quarter of fiscal 2008, the results for the three months ended September 30, 2008 would have been income from continuing operations of $0.3 million, or $0.07 per basic share.
Commenting on the Company’s results, TeamStaff’s CEO and President Rick J. Filippelli stated, “The past year was challenging for TeamStaff and the healthcare staffing industry in general. After extensive analysis and consideration of economic conditions and trends in Government spending, the Company decided to divest its travel healthcare business and focus on the development and expansion of its core Government staffing subsidiary, TeamStaff Government Solutions (“GS”). GS posted EBITDA of $2.7 million on a stand-alone fully allocated basis for the 2009 fiscal year. This was achieved despite pressure on gross margins caused by a loss of overtime at certain facilities, increased health benefit expense, increased vacation expense due to lower turnover, and non-recurring credits issued to certain facilities. With the absence of credits and approved billing increases scheduled to take effect on January 1, 2010, we anticipate improved gross margins in fiscal 2010. In addition, revenue opportunities during most of fiscal 2009 were down primarily due to delayed receipt of stimulus funding. We did however see a pick-up in bid solicitations during the fourth quarter. This has translated into a strong pipeline for GS entering fiscal 2010. We are also encouraged by our recently announced $3.3 million contract win and the opportunities we believe lie ahead.”

Mr. Filippelli continued, “The fiscal 2009 results of the travel healthcare subsidiary, TeamStaff Rx, shown as discontinued operations, include non-cash, intangible asset write-offs of approximately $2.3 million. The proceeds from the sale of TeamStaff Rx will help TeamStaff commit additional capital to grow its Government staffing subsidiary.”
Mr. Filippelli added, “TeamStaff maintains a solid liquidity position with over $3 million in cash and cash equivalents at fiscal year end and no balance outstanding on our revolving line of credit. The Company is streamlined, liquid and positioned for growth in 2010.”
Full Year Results
TeamStaff’s operating revenues for the fiscal year ended September 30, 2009 were $46.0 million as compared to $47.7 million last year. TeamStaff’s operating gross profit was $7.0 million, or 15.2% of revenues for the fiscal year ended September 30, 2009 as compared to $8.3 million, or 17.3% of revenues, for the fiscal year ended September 30, 2008. Income from continuing operations was $0.4 million or $0.08 per basic share for the fiscal 2009 compared to $3.2 million or $0.66 per basic share for fiscal 2008. Adjusted to eliminate profit from certain non-recurring retroactive billings, as well as favorable tax settlements and insurance claims experience on a previously divested business in fiscal 2008, last year’s income from continuing operations would have been $1.4 million, or $0.29 per basic share.
SG&A expenses for the fiscal year ended September 30, 2009 and 2008 were $6.5 million and $5.9 million, respectively. Included in this increase is $0.1 million in management consulting fees related to the strategic business review of our government business, $0.5 million in increased new business expense for additional sales related headcount and marketing expense at TeamStaff GS and $0.2 million in legal settlement expense. The Company continues with its cost saving initiatives, which have resulted in reduced headcount in non-revenue generating departments and G&A costs. The Company seeks continued elimination of overhead costs deemed to be non-essential to growth or infrastructure.
The Company also recorded a loss from discontinued operations related to the sale of TeamStaff Rx for the fiscal year ended September 30, 2009 of $4.7 million or ($0.97) per basic share. Included in the full year loss is a non-cash goodwill and tradename write-off of $2.3 million.
Due to the timing of the completion of the Company’s sale of the assets of its TeamStaff Rx business, the Company’s management was not able to complete the preparation of its Annual Report on Form 10-K in sufficient time to allow the Company’s independent registered public accounting firm to complete its review of the report prior to its filing due date. Although the Company will file its Annual Report on Form 10-K as soon as possible, due to the foregoing circumstances, it was not able to accomplish this task prior to the required filing date.
Non-GAAP Measures
This earnings release contains certain non-GAAP financial information. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (“GAAP”), and may be different from non-GAAP measure reported by other companies. See table below for reconciliation of non-GAAP items. TeamStaff’s management does not suggest that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial measures, such as net income, cash flow data or other financial information presented in the consolidated financial statements.

About TeamStaff, Inc.
Headquartered in Somerset, New Jersey, TeamStaff through its subsidiary, TeamStaff Government Solutions, specializes in providing medical, logistic, information technology and office administration professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. For more information, visit the TeamStaff web site at www.teamstaff.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff on acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms attractive to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.
(financial tables follow)

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

	For the Three Months Ended
	September 30,	September 30,
	2009	2008

REVENUES
Operating revenues	$11,192	$12,506
Non-recurring retroactive billings	—	7,248

Total revenue	11,192	19,754

DIRECT EXPENSES
Operating direct expense	9,746	10,231
Non-recurring retroactive billings	—	7,122

Total direct expense	9,746	17,353

GROSS PROFIT
Operating gross profit	1,446	2,275
Non-recurring retroactive billings	—	126

Total gross profit	1,446	2,401

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,649	1,642

DEPRECIATION AND AMORTIZATION	28	28

(Loss) income from operations	(231)	731

OTHER INCOME (EXPENSE)
Interest income	4	22
Interest expense	(142)	(25)
Settlement of prior periods’ payroll tax contingencies	—	416
Other income, net	2	1
Legal expense related to pre-acquisition activity of acquired company	(5)	(62)

	(141)	352

(Loss) income from continuing operations before taxes	(372)	1,083

INCOME TAX BENEFIT	—	(60)

(Loss) income from continuing operations	(372)	1,023

LOSS FROM DISCONTINUED OPERATIONS
Loss from operations	(2,939)	(517)

Loss from discontinued operations	(2,939)	(517)

NET (LOSS) INCOME	$(3,311)	$506

(LOSS) EARNINGS PER SHARE — BASIC & DILUTED
(Loss) income from continuing operations	$(0.08)	$0.21
Loss from discontinued operations	(0.60)	(0.11)

Net (loss) earnings per share	$(0.68)	$0.10

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	4,898	4,897

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	4,898	4,906

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Year Ended
	September 30,	September 30,
	2009	2008
REVENUES
Operating revenues	$46,021	$47,747
Non-recurring retroactive billings	—	10,772

Total revenue	46,021	58,519

DIRECT EXPENSES
Operating direct expense	39,019	39,495
Non-recurring retroactive billings	—	10,080

Total direct expense	39,019	49,575

GROSS PROFIT
Operating gross profit	7,002	8,252
Non-recurring retroactive billings	—	692

Total gross profit	7,002	8,944

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,505	5,930

DEPRECIATION AND AMORTIZATION	111	150

Income from operations	386	2,864

OTHER INCOME (EXPENSE)
Interest income	45	40
Interest expense	(222)	(147)
Settlement of prior periods’ payroll tax contingencies	—	716
Other income, net	160	—
Legal expense related to pre-acquisition activity of acquired company	(21)	(218)

	(38)	391

Income from continuing operations before taxes	348	3,255

INCOME TAX BENEFIT (EXPENSE)	28	(60)

Income from continuing operations	376	3,195

LOSS FROM DISCONTINUED OPERATIONS
Loss from operations	(4,731)	(2,049)

Loss from discontinued operations	(4,731)	(2,049)

NET (LOSS) INCOME	$(4,355)	$1,146

(LOSS) EARNINGS PER SHARE — BASIC
Income from continuing operations	$0.08	$0.66
Loss from discontinued operations	(0.97)	(0.42)

Net (loss) earnings per share	$(0.89)	$0.24

(LOSS) EARNINGS PER SHARE — DILUTED
Income from continuing operations	$0.07	$0.66
Loss from discontinued operations	(0.93)	(0.42)

Net (loss) earnings per share	$(0.86)	$0.24

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	4,900	4,866

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	5,085	4,875

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)

	September 30,	September 30,
	2009	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,992	$5,213
Accounts receivable, net of allowance for doubtful accounts of $0 as of September 30, 2009 and 2008	11,427	11,881
Prepaid workers’ compensation	517	562
Other current assets	257	505
Assets from discontinued operations	1,418	3,878

Total current assets	16,611	22,039

EQUIPMENT AND IMPROVEMENTS:
Furniture and equipment	2,262	2,262
Computer equipment	254	249
Computer software	788	725
Leasehold improvements	9	9

	3,314	3,245

Less accumulated depreciation and amortization	(3,054)	(2,945)

Equipment and improvements, net	260	300

TRADENAME	3,924	3,924

GOODWILL	8,595	8,595

OTHER ASSETS	267	136

TOTAL ASSETS	$29,657	$34,994

TEAMSTAFF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	September 30,	September 30,
	2009	2008
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Notes payable	$1,500	$1,500
Current portion of capital lease obligations	20	29
Accrued payroll	10,694	10,408
Accrued pension liability	—	70
Accounts payable	1,890	2,578
Accrued expenses and other current liabilities	1,241	1,910
Liabilities from discontinued operations	392	381

Total current liabilities	15,737	16,876

CAPITAL LEASE OBLIGATIONS, net of current portion	27	45

OTHER LONG TERM LIABILITY, net of current portion	13	14

LONG TERM LIABILITIES FROM DISCONTINUED OPERATIONS	64	173

Total Liabilities	15,841	17,108

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common Stock, $.001 par value; authorized 40,000 shares; issued 4,900 at September 30, 2009 and 4,874 at September 30, 2008, respectively; outstanding 4,898 at September 30, 2009 and 4,843 at September 30, 2008, respectively	5	5
Additional paid-in capital	69,124	68,844
Accumulated deficit	(55,289)	(50,934)
Accumulated comprehensive loss	—	(5)
Treasury stock, 2 shares at cost at September 30, 2009 and September 30, 2008	(24)	(24)

Total shareholders’ equity	13,816	17,886

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$29,657	$34,994

TEAMSTAFF, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL AND OPERATING DATA
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)
RECONCILIATION OF NON-GAAP ITEMS:

	For the three months ended		For the year ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

(Loss) income from continuing operations	$(372)	$1,023	$376	$3,195
Gross profit from non-recurring retroactive billings	—	(126)	—	(692)
Settlement of prior periods’ payroll tax contingencies	—	(416)	—	(716)
Insurance claims on previously divested business	—	(133)	—	(400)

Adjusted (loss) income from continuing operations (1)	$(372)	$348	$376	$1,387

GAAP based (loss) income from continuing operations per basic share	$(0.08)	$0.21	$0.08	$0.66
Adjustments:
Gross profit from non-recurring retroactive billings	—	(0.03)	—	(0.14)
Settlement of prior periods’ payroll tax contingencies	—	(0.08)	—	(0.15)
Insurance claims on previously divested business	—	(0.03)	—	(0.08)

Adjusted (loss) income from continuing operations per basic share (2)	$(0.08)	$0.07	$0.08	$0.29

	Stand alone	TeamStaff Inc.	As reported
	TeamStaff GS	Corporate (3)	Consolidated
For the year ended September 30, 2009

Income (loss) from operations	$3,324	$(2,938)	$386
Depreciation and amortization	72	39	111
Allocation of direct expenses	(674)	674	—

EBITDA (4)	$2,722	$(2,225)	$497

(1)	Adjusted (loss) income from continuing operations represents GAAP (loss) income from continuing operations minus gross profit from non-recurring retroactive billings and certain non-recurring payroll tax and insurance adjustments. Management presents adjusted (loss) income from continuing operations to show the three and twelve month comparative adjusted net (loss) income to show what results would have been in the three and twelve months of fiscal 2008 had the non-recurring items not occurred. Management believes that adjusted (loss) income from continuing operations is a useful supplement to (loss) income from continuing operations as an indicator of operating performance. Management believes such a measure provides a picture of the Company’s results that is more comparable among periods since it excludes the impact of items that are non-recurring, which could cause distorted comparisons between periods, thus providing a more meaningful comparison of its financial results. As defined, adjusted (loss) income from continuing operations is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. While management believes that the non-recurring items are not indicative of the Company’s current operating performance, these items do impact the income statement, and management therefore utilizes adjusted (loss) income from continuing operations as an operating performance measure in conjunction with GAAP measures such as GAAP (loss) income from continuing operations.

(2)	Adjusted (loss) income from continuing operations per basic share represents GAAP (loss) earnings from continuing operaitons per basic share minus gross profit from non-recurring retroactive billings and certain non-recurring payroll tax and insurance adjustments. Management presents adjusted (loss) earnings from continuing operations per basic share to show what results would have been in the three and twelve months of fiscal 2008 had the non-recurring items not occurred because it believes that adjusted (loss) earnings from continuing operations per basic share is a useful supplement to GAAP (loss) earnings from continuing operations per basic share as an indicator of operating performance . Management believes such a measure provides a picture of the company’s results that is more comparable among periods since it excludes the impact of items that are non-recurring, which could cause distorted comparisons between periods, thus providing a more meaningful comparison of its financial results. As defined, adjusted (loss) earnings from continuing operations per basic share is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. While management believes that the non-recurring items are not indicative of the company’s current operating performance, these items do impact the income statement, and management therefore utilizes adjusted (loss) earnings from continuing operations per basic share as an operating performance measure in conjunction with GAAP measures such as GAAP (loss) earnings from continuing operations per share.

(3)	Expenses related to TeamStaff Inc. on a stand alone basis include the costs associated with being a pubicly traded company, general corporate expenses and certain direct expenses of the TeamStaff GS business.

(4)	EBITDA, a non-GAAP financial measure, is defined as earnings before interest, income taxes, depreciation and amortization. Items excluded from EBITDA are significant components in understanding and assessing financial performance. Management presents EBITDA because it believes that EBITDA is a useful supplement to net (loss) income as an indicator of operating performance. The Company believes it is useful for management to review both GAAP information and non-GAAP financial measures to have a better understanding of the overall performance of the Company’s business and trends relating to its financial condition and results of operations. Management believes that this information provides greater insight into our Company’s underlying operating performance that facilitates a more meaningful comparison of its financial results in different reporting periods.